UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota	55402-3232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, Fair Isaac Corporation (the “Company”) announced that Deborah Kerr, the Company’s Executive Vice President, Chief Technology Officer, and Charles L. Ill, the Company’s Executive Vice President—Sales, Services and Marketing, both intend to transition out of their respective roles with the Company.

In connection with her separation from service, Ms. Kerr has entered into a Transition Agreement with the Company pursuant to which she resigned from her position as Executive Vice President, Chief Technology Officer effective April 25, 2012 but will remain employed by the Company in a consultative capacity through December 19, 2012 (the “Kerr Separation Date”). Ms. Kerr will receive an annual base salary of $100,000 in her new position and will not be eligible to receive a cash incentive payment under the Company’s Management Incentive Plan (“MIP”) for fiscal year 2012.

If Ms. Kerr’s employment is not terminated before the Kerr Separation Date in accordance with the terms of her Transition Agreement, she will be entitled to the following retention pay and benefits: (1) a cash payment equal to one times the sum of (a) her annual base salary ($100,000) and (b) the annual cash incentive payment made to Ms. Kerr under the MIP for fiscal year 2011 ($140,000), such cash payment to be made in a lump sum following the Kerr Separation Date, and (2) continuation of certain benefits pursuant to COBRA for 12 months. Ms. Kerr’s receipt of these retention pay and benefits is conditioned on her execution of a release of claims against the Company, her compliance with the terms of her Transition Agreement (which includes non-solicitation and non-disparagement provisions) and other agreements in effect between her and the Company, and her cooperation in the transition of her duties.

In connection with his separation from service, Mr. Ill has entered into a Transition Agreement with the Company pursuant to which he will continue in his role as Executive Vice President—Sales, Services and Marketing through no later than September 30, 2012 and will subsequently remain employed by the Company to provide transition assistance through February 22, 2013 (the “Ill Separation Date”). Mr. Ill will continue to receive his current annual base salary of $550,000 while he is employed by the Company. He also will be eligible to receive a cash incentive payment of between 0% and 100% of his annual base salary under the MIP for fiscal year 2012 but will not be eligible for a cash incentive payment under the MIP for fiscal year 2013. He will also receive a continuation of life insurance benefits for 12 months following the Ill Separation Date.

If Mr. Ill’s employment is not terminated before the Ill Separation Date in accordance with the terms of his Transition Agreement, he will be entitled to the following retention pay and benefits: (1) a cash payment equal to one times the sum of (a) his annual base salary ($550,000) and (b) the greater of (i) the annual cash incentive payment made to Mr. Ill under the MIP for fiscal year 2011 ($175,000) and (ii) the annual cash incentive payment Mr. Ill receives under the MIP for fiscal year 2012, such cash payment to be made in a lump sum following the Ill Separation Date, and (2) continuation of certain benefits pursuant to COBRA for 12 months. Mr. Ill’s receipt of these retention pay and benefits is conditioned on his execution of a release of claims against the Company, his compliance with the terms of his Transition Agreement (which includes non-solicitation and non-disparagement provisions) and other agreements in effect between him and the Company, and his cooperation in the transition of his duties.

Mr. Ill and the Company have also entered into an Amended and Restated Management Agreement, which amends and restates the Management Agreement dated February 1, 2010 between the parties. Pursuant to the Amended and Restated Management Agreement, if Mr. Ill’s employment is terminated by the Company without Cause or if he resigns for Good Reason within 60 days before or one year following a change of control Event that occurs during the Term of the Amended and Restated Management Agreement (each as defined in the Amended and Restated Management Agreement), then he will be entitled to the following severance pay and benefits, subject to certain limitations specified in the Amended and Restated Management Agreement: (1) a cash payment in an amount equal to one times the sum of (a) his annual base salary and (b) the annual cash incentive payment paid to him for the preceding fiscal year, such cash payment to be made in a lump sum following Mr. Ill’s separation from service, (2) continuation of certain insurance benefits for 12 months, and (3) full acceleration of all of his unvested stock options, restricted stock units and performance share units. Mr. Ill’s receipt of these severance pay and benefits would be conditioned on his execution of a release of claims against the Company and a one-year nonsolicitation agreement.

The foregoing descriptions of the Transition Agreements applicable to Ms. Kerr and Mr. Ill and the Amended and Restated Management Agreement applicable to Mr. Ill are summaries only and are qualified in all respects by reference to the full text of such agreements, attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 5.02 by reference.

A copy of the press release dated April 25, 2012, announcing the transition in these management positions, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Transition Agreement, dated April 25, 2012, between Deborah Kerr and the Company

10.2	Transition Agreement, dated April 25, 2012, between Charles L. Ill and the Company

10.3	Amended and Restated Management Agreement, dated April 25, 2012, between Charles L. Ill and the Company

99.1	Press release dated April 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: April 25, 2012

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Transition Agreement, dated April 25, 2012, between Deborah Kerr and the Company	Filed Electronically

10.2	Transition Agreement, dated April 25, 2012, between Charles L. Ill and the Company	Filed Electronically

10.3	Amended and Restated Management Agreement, dated April 25, 2012, between Charles L. Ill and the Company	Filed Electronically

99.1	Press release dated April 25, 2012	Filed Electronically